Amendment to MOIC Options

This Amendment to MOIC Options (this “Amendment”) is entered into as of March 19, 2022 by and between HireRight Holdings Corporation (the “Company”), successor to HireRight GIS Group Holdings, LLC (“HGGH”), and Guy P. Abramo (“Optionee”).

A.The Company and Optionee are parties to two agreements, each styled Equity Incentive Plan Award Agreement dated December 3, 2018. Pursuant to the first of these agreements, referred to herein as the “Mixed-Option Agreement,” HGGH issued to Optionee options to purchase up to 18,258,679 units of HGGH, vesting with respect to half of such underlying units based solely on continued service (the “Time-Based Options”), and vesting with respect to the other half of such underlying units on a scaled basis based upon attainment by the Company’s private equity investors of a cash return of 1.75X to 2.5X on their investments in HGGH (the “Scaled MOIC-Based Options” ). Pursuant to the second of these agreements, referred to as the “MOIC-Only Option Agreement,” HGGH issued to Optionee an option to purchase up to 4,564,670 units of HGGH, vesting in a single increment based entirely upon attainment by the Company’s private equity investors of a cash return of 2.25X on their investments in HGGH (the “MOIC-Only Options” and together with the Time-Based Options and the Scaled MOIC-Based Options, the “Options”).

B.In October 2021, HGGH converted into the Company, and as a result of the Conversion the Options became options for shares of the Company’s common stock. Subsequently the Company implemented a one-for-15.969236 reverse stock split, and as a result, (i) the Mixed Option Agreement currently covers 1,143,366 shares of the Company’s common stock, split evenly between the Time-Based Options and the Scaled MOIC-Based Options; and (ii) the MOIC-Only Option Agreement currently covers 285,841 shares of the Company’s common stock.

C.The minimum level of cash return to the Company’s original investors on their investments in HGGH required to commence vesting of the Scaled MOIC-Based Options or to vest the MOIC-Only Options has not been attained, and accordingly the Scaled MOIC-Based Options and the MOIC-Only Options remain entirely unvested.

D.The Compensation Committee of the Company’s Board of Directors deems it appropriate for purposes of motivation and retention of Optionee to amend the Scaled MOIC-Based Options and the MOIC-Only Options as set forth herein, and Optionee desires such amendment.

Therefore, in consideration of the foregoing, the Company and Optionee hereby agree as follows:

1.All references in the Mixed-Option Agreement to “Time-Based Options” are hereby modified to “Tranche 1 Options,” and all references in the Mixed-Option Agreement to “Performance-Based Options” are hereby modified to “Tranche 2 Options,” provided that the reference to “Time-Based Options” in Section 4(c) of the Mixed-Option Agreement is hereby modified to “Tranche 1 Options and Tranche 2 Options,” and Section 4(c) is hereby modified to incorporate the definition of “Trigger Event” from Section 4(b).

2.The introductory portion of Section 4 of the Mixed Option Agreement preceding Section 4(a) thereof is hereby deleted in its entirety and replaced with the following:

4. Vesting. The Option shall initially be unvested. Subject to Section 4(c), fifty percent (50%) of the Option shall vest as set forth in Section 4(a) herein (the “Tranche 1 Options”), and the remaining fifty percent (50%) of the Option shall vest as set forth in Section 4(b) herein (the “Tranche 2 Options”).

3.Section 4(b) Performance-Based Options of the Mixed-Option Agreement is hereby deleted in its entirety and replaced with the following:

(b)Tranche 2 Options: The Tranche 2 Options shall become vested in 12 installments, as follows:

Vesting Date	Cumulative Vesting Percentage
March 31, 2022	8.33%
June 30, 2022	16.66%
September 30, 2022	25.0%
December 31, 2022	33.33%
March 31, 2023	41.66%
June 30, 2023	50.0%
September 30, 2023	58.33%
December 31, 2023	66.66%
March 31, 2024	75%
June 30, 2024	83.33%
September 30, 2024	91.66%
December 31, 2024	100%

provided that you remain continuously employed by or continue to provide services to the Company or one of its Subsidiaries from the Date of Grant through the applicable vesting date.

4.Section 4 Vesting of the MOIC-Only Option Agreement is hereby deleted in its entirety and replaced with the following:

4(a). Vesting. The Option shall initially be unvested and, subject to Section 4(b), shall become vested in 12 installments, as follows:

Vesting Date	Cumulative Vesting Percentage
March 31, 2022	8.33%
June 30, 2022	16.66%
September 30, 2022	25.0%
December 31, 2022	33.33%
March 31, 2023	41.66%
June 30, 2023	50.0%
September 30, 2023	58.33%
December 31, 2023	66.66%
March 31, 2024	75%
June 30, 2024	83.33%
September 30, 2024	91.66%
December 31, 2024	100%

provided that you remain continuously employed by or continue to provide services to the Company or one of its Subsidiaries from the Date of Grant through the applicable vesting date.

5.The text of Section 4(c) of the Mixed-Option Agreement is hereby added as Section 4(b) to the MOIC-Only Option Agreement, with references therein to “Tranche 1 Options and Tranche 2 Options” modified to “Options” for purposes of the MOIC-Only Option Agreement.

6.For purposes of the Optionee’s severance entitlements, all of the Options will be considered to vest based upon the passage of time during continued employment without specific performance requirements.

7.Except as set forth in this Amendment, the Mixed-Option Agreement and the MOIC-Only Option Agreement shall continue in effect.

    The Company and Optionee hereby agree to the foregoing Amendment.

HireRight Holdings Corporation By:____________________________ Name:_________________________ Title:__________________________	______________________________ Optionee

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